Exhibit 23.20

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in the Registration Statements Nos. 333-184191, 333-180154 and 333-172826 on Form S-3 and Nos. 333-105621, 333-134767, 333-153019 and 333-176792 on Form S-8 of Vista Gold Corp. of our report dated February 20, 2013 relating to the consolidated financial statements of Midas Gold Corp. for the year ended December 31, 2012 included in this Annual Report on Form 10-K of Vista Gold Corp. for the year ended December 31, 2012.

/s/ Deloitte LLP

Deloitte LLP

Chartered Accountants

Vancouver, Canada

March 13, 2013